Exhibit 10.9

WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THE WARRANT NOR THE SHARES MAY BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

Issuer:  National Storm Management, Inc.

Class of Stock:  Common

Issue Date:  May 25, 2007

Expiration Date:  May 25, 2010 (as the same may be adjusted as provided in Section 1.6)

National Storm Management, Inc., a Nevada corporation (the “Company”) hereby grants to La Jolla Cove Investors, Inc. (the “Holder”) the right to purchase up to 20,000,000 shares of the Company’s Common Stock (the “Warrant Shares”).  This Warrant shall expire and the Holder shall no longer be able to purchase the Warrant Shares on the Expiration Date.

This Warrant is being issued on the date hereof in an exchange by the issuer with its existing securityholders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.  As such, it is exempt from registration under Section 3(a) (9) of the Securities Act of 1933, as amended (the “Act”).  For purposes of Rule 144 promulgated under the Act (“Rule 144”), the holding period hereof is deemed to have commenced on May 19, 2006, the date of issuance of the Warrant for which this Warrant is being exchanged.

ARTICLE 1
EXERCISE AND EXPIRATION

1.1           Method of Exercise.  The Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company, along with a check payable to the Company for the aggregate Exercise Price for the Warrant Shares being purchased.

1.2           Delivery of Certificate and New Warrant Delivery of Certificate and New Warrant.  As promptly as practicable after the receipt of the Notice of Exercise, but in any event not more than three (3) Business Days after the Company’s receipt of the Notice of Exercise, the Company shall issue the Warrant Shares and cause to be mailed for delivery by overnight courier, or if a Registration Statement covering the Warrant Shares has been declared effective by the SEC, cause to be electronically transferred, to the Holder a certificate representing the Warrant Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant substantially in the form of this Warrant representing the right to acquire the portion of the Warrant Shares not so acquired.

1.3           Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.4           Exercise Price.  The Exercise Price for the Warrant Shares shall be (i) the greater of: (a) $0.0001 per share, or (b) 80% of the average of the five lowest volumes weighted average prices of the Company’s Common Stock during the twenty trading days prior to the date of exercise, less (ii) $0.025 per Warrant Share.

1.5           Cashless Exercise.  Notwithstanding anything to the contrary contained in this Warrant, if, on July 1, 2007, a Registration Statement on Form SB-2 under the Act is not then in effect, then from and after such date this Warrant may be exercised, in whole or in part, by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof ( a “Cashless Exercise”).  In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it otherwise would be entitled by a fraction, the numerator of which shall be the difference between the then-current market price per share of the Common Stock and the Exercise Price, and the denominator or which shall be the then-current market price per share of Common Stock.

1.6           Expiration Date.  Unless adjusted as provided in the following sentence, the Expiration Date of this Warrant shall be May           , 2010.  Notwithstanding the above, for every calendar day from the date of issuance of this Warrant through May 19, 2008 on which there shall not be deemed to be available adequate public information with respect to the Company, as provided in section (c) (1) or (2) of Rule 144, then the Expiration Date shall be extended by one day.

ARTICLE 2
ADJUSTMENT TO THE WARRANT SHARES

The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment form time to time upon the occurrence of certain events, as follows:

 2.1          Reclassification.  In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant then, and in any such case, the Holder, upon the exercise hereof at any time after the consummation of such reclassification or change, shall be entitled to receive in lieu of each Warrant Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and/or property received upon such reclassification or change by a holder of one share.  The provisions of this Section 2.1 shall similarly apply to successive reclassifications or changes.

 2.2          Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its shares, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

 2.3          Stock Dividends.  If the Company, at any time while this Warrant is outstanding shall pay a dividend with respect to its shares payable in shares, or make any other distribution of shares with respect to shares (except any distribution provided for in Section 2.1 and Section 2.2 above), then the Exercise Price shall be adjusted, effective from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, (a) the numerator of which shall be the total number of shares outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares outstanding immediately after such dividend or distribution.

 2.4          Non-Cash Dividends.  If the Company at any time while this Warrant is outstanding shall pay a dividend with respect to shares payable in securities other than shares or other non-cash property, or make any other distribution of such securities or property with .respect to shares (except any distribution specifically provided for in Section 2.1 and Section 2.2 above), then this Warrant shall represent the right to acquire upon exercise of this Warrant such securities or property which a holder of shares would have been entitled to receive upon such dividend or distribution, without the payment by the Holder of any additional consideration for such securities or property.

 2.5          Effect of Reorganization and Asset Sales.  If any (i) reorganization or reclassification of the Common Stock (ii) consolidation or merger of the Company with or into another corporation, or (iii) sale or all or substantially all of the Company’s operating assets to another corporation followed by a liquidation of the Company (any such transaction shall be referred to herein as an “Event”), is effected in such a way that holders of Common Stock are entitled to receive securities and/or assets as a result of their Common Stock ownership, the Holder, upon exercise of this Warrant, shall be entitled to receive such shares of stock, securities or assets which the Holder would have received had it fully exercised this Warrant on or prior to the record date for such Event.  The Company shall not merge into or consolidate with another corporation or sell all of its assets to another corporation for a consideration consisting primarily of securities of such corporation, unless the successor or acquiring corporation, as the case may be, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed or observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.  The foregoing provisions shall similarly apply to successive mergers, consolidations or sales of assets.

 2.6          Adjustment of Number of Shares.  Upon each adjustment in the Exercise Price, the number of Warrant Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction (a) the numerator of which shall be the Exercise Price prior to the adjustment and (b) the denominator of which shall be the Exercise Price immediately thereafter.

 2.7          No Impairment.  The Company shall not, by amendment of its charter documents or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be reasonably necessary or appropriate to protect the Holder’s rights hereunder against impairment.  If the Company takes any action affecting its Common Stock other than as described above that adversely affects the Holder’s rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

 2.8          Fractional Shares.  No fractional Warrant Shares shall be issuable upon the exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded down to the nearest whole share.

 2.9          Certificate as to Adjustments.  Upon any adjustment of the Exercise Price, the Company, at its expense, shall compute such adjustment and furnish the Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish the Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

2.10         No Rights of Shareholders.  This Warrant does not entitle the Holder to any voting rights or any other rights as a shareholder of the Company prior to the exercise of the Holder’s right to purchase Warrant Shares as provided herein.

ARTICLE 3
REPRESENTATIONS AND COVENANTS OF THE COMPANY

 3.1          Representations and Warranties.  The Company hereby represents and warrants to the Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonasessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

 3.2          Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other fights; (c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company’s securities for cash, then, in connection with each such event, the Company shall give the Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such Registration Rights.

 3.3          Information Rights.  So long as the Holder holds this Warrant, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) promptly upon their availability, the annual audited financial statements of the Company certified by independent public accountants of recognized standing, and (c) within forty-five (45) days after the end of each fiscal quarter, the Company’s quarterly, unaudited financial statements.

 3.4          Reservation of Warrant Shares.  The Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant.

ARTICLE 4
REPRESENTATIONS AND COVENANTS OF THE HOLDER

 4.1          Private Issue.  The Holder understands (i) that the Warrant Shares issuable upon exercise of the Holder’s rights contained in the Warrant are not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by the Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the Holder’s representations set forth in this Article 4.

 4.2          Financial Risk.  The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

4.3           Accredited Investor.  The Holder is an “accredited investor,” as such term is defined in Regulation D promulgated pursuant to the Act.

ARTICLE  5
MISCELLANEOUS

 5.1          Transfer Procedure.  The Holder shall have the right without the consent of the Company to transfer or assign in whole or in part this Warrant and the Warrant Shares issuable upon exercise of this Warrant.  The Holder agrees that unless there is in effect a registration statement under the Securities Act covering the proposed transfer of all or part of this Warrant or any Warrant Shares, prior to any such proposed transfer the Holder shall give written notice thereof to the Company (a “Transfer Notice”).  Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and, if the company so requests, shall be accompanied by an opinion of legal counsel, in a form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Act; provided that the Company will not require opinions of counsel for transactions involving transfers to affiliates or pursuant to Rule 144, except in unusual circumstances.  At any time and from time to time, at the request of the Holder or the transferee of this Warrant or any Warrant Shares, the Company shall issue to such person and to the Company’s Transfer Agent a written confirmation that this Warrant or any Warrant Shares have been transferred and that such transfer is recognized on the books and records of the Company.

5.2           Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

To the Company:

National Storm Management, Inc.

999 N.  Main Street, Suite 202

Glen Ellyn, Illinois 60137

Telephone:  630-469-7683

Facsimile:  630-446-4400

To the Holder:

La Jolla Cove Investors, Inc.

7817 Herschel Avenue, Suite 200

La Jolla, CA 92037

Telephone:  858-551-8789

Facsimile:  858-551-8779

The Company or the Holder may change the foregoing address by notice given pursuant to this Section.

 5.3          Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

 5.4          Attorneys Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys fees.

 5.5          Governing Law; Jurisdiction.  This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

 5.6          Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE 6
EXERCISE  CAP

For a period commencing on the Issue Date and ending upon the Expiration date, if and to the extent that, on any date, the holding by the Bolder of this Warrant would result in the Holder’s being deemed the beneficial owner of more than 9.99% of the than Outstanding shares of Common Stock, than the Holder shall not have the right, and the Company shall not have the obligation, to issue any Warrant Shares upon the exercise of any portion of this Warrant as shall cause such Holder to be deemed the beneficial owner of more than 9.99% of the then Outstanding shares of Common Stock.  “Outstanding” when used with reference to Common Shares or Capital Shares (collectively, “Shares”) means, on any date of determination, all issued and outstanding Shares.  “Capital Shares” means the Common Stock and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Company.  “Common Shares” or “Common Stock” means shares of the Company’s Common Stock. “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

National Storm Management, Inc.		LaJolla Cove Investors, Inc.
By:	/s/ Terry Kiefer	By:	/s/ Travis Huff
Title:	Chief Executive Officer	Title:	Portfolio Manager

APPENDIX I
NOTICE OF EXERCISE

The undersigned hereby elects to purchase            shares (“Warrant Shares”) of the Common Stock of National Storm Management, Inc. pursuant to the terms of the Warrant to Purchase Common Stock issued on May 25, 2007 in favor of La Jolla Cove Investors, Inc., and tenders herewith payment of $                                     , representing the purchase price in full for such Warrant Shares (the “Exercise Price”).  If payment is made based on the cashless exercise provisions of Section 1.5 of the Warrant, then the number of Warrant Shares for which the Warrant may be exercised in the future shall be reduced both by the number of Warrant Shares for which the Warrant is exercised pursuant to this Notice of Exercise, as provided above, and

also by                                                Warrant Shares, which are being applied as the Exercise
Price therefor.

Please issue a certificate or certificates representing the number of Warrant Shares being purchased as set forth above in the name of the undersigned or in such other name as is specified below:

(Name and Address)

The undersigned makes the representations and covenants set forth in Article 4 of the Warrant to Purchase Common Stock.

(Signature)

(Date)